Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of: (i) our report, dated July 15, 2005 regarding Velocity Asset Management, Inc. in the Registration Statement on Form SB-2 and related Prospectus of Velocity Asset Management, Inc., dated December 8, 2005, for the registration of shares of its preferred stock.



/s/ Cowan, Gunteski & Co., P.A.
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Toms River, New Jersey
December 8, 2005